Exhibit 99.1

Ault Alliance Announces Preliminary Second Quarter 2023 Revenue of $47 Million, up 172% from Second Quarter 2022 and up 52% from First Quarter 2023

LAS VEGAS--(BUSINESS WIRE) – July 26, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance” or the “Company”) today announced preliminary unaudited revenue for the three-month period ended June 30, 2023.

Key highlights of Ault Alliance’s second quarter 2023 financial performance included:

•	Preliminary revenue for the three months ended June 30, 2023 significantly increased by $29.9 million, or 172%, reaching $47.3 million, from $17.4 million recorded in the same period of 2022; and

•	From the first quarter of 2023, the preliminary second quarter 2023 revenue showed a robust growth of $16.1 million, or 52%, up from $31.2 million for the three months ended March 31, 2023.

Preliminary unaudited revenue by business segment are as follows:

	Preliminary	Actual	Actual
Business Segment	Q2-2023	Q1-2023	Q2-2022
Giga-tronics Incorporated	$8,800,000	$8,708,000	$6,503,000
Imperalis Holding Corp., d/b/a TurnOnGreen, Inc.	700,000	876,000	1,062,000
Technology and finance:
The Singing Machine Company, Inc.	2,600,000	3,383,000	-
Revenue, cryptocurrency mining	8,400,000	7,347,000	3,976,000
Revenue, commercial real estate leases	300,000	458,000	272,000
Revenue, lending and trading activities	9,500,000	(4,939,000)	943,000
Ault Global Real Estate Equities, Inc.	4,400,000	2,243,000	4,598,000
Energy and Infrastructure:
Circle 8 Crane Services LLC	12,600,000	12,646,000	-
Other	-	464,000	12,000
Total revenue	$47,300,000	$31,186,000	$17,366,000

Expressing his satisfaction with the second quarter performance, Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “Our unwavering commitment to robust revenue growth is reflected in our impressive second quarter 2023 results. Key contributors to our significant growth include our lending and trading operations and Bitcoin mining operations. Our strategic investments across three major segments - technology and finance, real estate, and energy and infrastructure - have formed a solid foundation for sustained growth. Furthermore, the consistent positive impact of the Circle 8 crane operations since its strategic acquisition in December 2022 underscores the success of our diversified investment approach. Looking ahead, we are optimistic and resolute about maintaining this upward trajectory for the remainder of 2023 and beyond, given our solid business foundation.”

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.ault.com or available at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Contacts

IR@Ault.com or 1-888-753-2235